Exhibit 99.1

Welsbach Technology Metals Acquisition Corp. and WaveTech Group, Inc. issue Joint Statement on Termination of Merger Discussions

FOR IMMEDIATE RELEASE

New York, NY, June 16, 2023 —Welsbach Technology Metals Acquisition Corp. (“WTMAC”), a publicly traded special purpose acquisition company, and WaveTech Group, Inc. (“WaveTech”), a next-generation provider of technologically advanced battery enhancement, treatment and monitoring solutions for high-usage battery and energy storage device users and manufacturers, today announced that the companies have collectively reached a decision to discontinue the previously announced merger discussions. After careful consideration, the parties have decided that the current unfavorable market conditions do not provide an optimal environment for the planned integration.

“While we had hoped to create significant synergies through the proposed merger, based on the current climate, we believe that our independent paths offer a more favourable strategy to create value and growth. We want to extend our sincere gratitude to all those involved in the merger discussions for their efforts, hard work, and dedication throughout this process. We also want to acknowledge the support and patience of our respective stakeholders during this period of evaluation and negotiation,” said Daniel Mamadou, CEO and Chairman of the Board of WTMAC.

“In concluding this chapter, we wish all parties involved the very best. We are confident that each of our companies will continue to thrive and contribute positively to our respective industries and communities,” added Dag Valand, CEO of WaveTech.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of WTMAC.

Investor Contact:

Christopher Clower, Welsbach Technology Metals Acquisition Corp.

chris@welsbach.sg